EXHIBIT 5.1
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[GRAPHIC OMITTED]
[LOGO - LACKOWICZ & SHIER]                           SUITE 300, 204 BLACK STREET
                                                      WHITEHORSE, YUKON  Y1A 2M9
                                                         TELEPHONE: 867-668-5252
                                                               FAX: 867-668-5251
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BARRISTERS & SOLICITORS

IN ASSOCIATION WITH

                                           [GRAPHIC OMITTED]
                                           [LOGO - BULL, HOUSSER & TUPPER]
                                           Reply Attention To: Paul W. Lackowicz
DIRECT E-MAIL:plackowicz@yukonlaw.com
                                                              Our File No: 31396

                                                               February 23, 2004


Ivanhoe Energy Inc.
P. O. Box 9279
Bakersfield, CA
83389-9279

Dear Sirs/Mesdames:

         RE: SEC/FILING OF FORM S-8/EMPLOYEES' AND DIRECTORS' EQUITY INCENTIVE PLAN

         We act as Yukon counsel to Ivanhoe Energy Inc.(the "Corporation"). We have been asked by the Corporation to render an opinion in connection with the Corporation's preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the SECURITIES ACT OF 1933, as amended. The Registration Statement relates to an additional 8,000,000 common shares of the Corporation (the "Shares") which may be issued pursuant to the Corporation's Employees' and Directors' Equity Incentive Plan.

SCOPE OF REVIEW

         For the purposes of our opinion, we have reviewed the following:

         (a) faxed copy of the minutes of a directors meeting held on May 14, 2003;

         (b) copy of the minutes of a shareholders meeting held on June 19, 2003; and

         (c) copy of the Corporation's Employees' and Directors' Equity Incentive Plan.

         We have examined originals or copies, certified or identified to our satisfaction, of the articles and by-laws of the Corporation and of such corporate records of the Corporation, certificates of public officials, officers of the Corporation and such other documents and have considered such questions of law and made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

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PAUL W. LACKOWICZ               DANIEL S. SHIER               SERGE M. LAMARCHE
DEBBIE P. HOFFMAN                EMILY R. HILL                JAMES A. VAN WART

                        COUNSEL: TIMOTHY S. PRESTON, Q.C.
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Page 1
File No.   31396



ASSUMPTIONS

         In rendering this opinion, we have assumed:

1.       The genuineness of all signatures;

2. The authenticity and completeness of all documents submitted to us as originals;

3. The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies or facsimile transmissions have been submitted or received;

4. The accuracy, completeness and truth of all facts set forth in corporate records or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such;

5. The terms of the Employees' and Directors' Equity Incentive Plan are commercially reasonable;

6. The Corporation has received full money consideration for the Shares in accordance with the Employees' and Directors' Equity Incentive Plan and all steps have been taken to record the issuance of the shares in the shareholders register and deliver the necessary share certificates to, or electronic confirmation of share ownership on behalf of, the registered owners thereof; and

7. In the event Shares are issued under the share bonus plan for no cash consideration, that consideration for the Shares has been received by the Corporation and has a value which is not less than the fair equivalent of the money that the Corporation would have received if the Shares had been issued for money.

PRACTICE RESTRICTION

         We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by the laws other than the Yukon Territory and the federal laws of Canada applicable therein in effect as at the date of this opinion.

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Page 2
File No.   31396



OPINION

         Based and relying upon the foregoing, we are of the opinion that, upon due issuance of the Shares in accordance with the provisions of the Employees' and Directors' Equity Incentive Plan, such Shares will be validly issued as fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                        Yours very truly,

                                        LACKOWICZ & SHIER